Exhibit 8.2

Skadden, Arps, Slate, Meagher & Flom llp
FOUR TIMES SQUARE
NEW YORK 10036-6522

TEL: (212) 735-3000
FAX: (212) 735-2000
www.skadden.com
November 3, 2010
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RDA Microelectronics, Inc.
Suite 302, Building 2, 690 Bibo Rd.
Pudong District, Shanghai, 201203
People’s Republic of China

RE:	American Depositary Shares Representing Ordinary Shares of RDA Microelectronics, Inc.
Ladies and Gentlemen:
          In connection with the public offering of certain American Depositary Shares (“ADSs”) which represent ordinary shares, par value $0.01 per share (the “Ordinary Shares”), of RDA Microelectronics, Inc. (the “Company”) pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), originally filed by the Company with the Securities and Exchange Commission (the “Commission”) on October 21, 2010 (the “Registration Statement”), you have requested our opinion concerning the material U.S. federal income tax consequences of an investment in ADSs or Ordinary Shares.
          In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies of the following:
(a)	the Registration Statement; and

(b)	such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

RDA Microelectronics
November 3, 2010

          Our opinion is conditioned on the initial and continuing accuracy of the facts, information and analyses set forth in such documents, certificates, and records. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Registration Statement.
          For purposes of our opinion, we have relied on the certificate of a director of the Company as to the legal capacity of all natural persons, the genuineness of all signatures, the authenticity and validity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents.
          In addition, we have relied on factual statements of the Company included in the Registration Statement other than in the section captioned “United States Federal Income Taxation”.
          Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations, judicial decisions and published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.
          Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that that, although the discussion set forth in the Registration Statement under the heading “United States Federal Income Taxation” does not purport to discuss all possible United States federal income tax consequences to U.S. Holders (as defined therein) of the purchase, ownership and disposition of the ADSs or Ordinary Shares, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences to U.S. Holders of the purchase, ownership, and disposition of the ADSs or Ordinary Shares under current United States federal income tax law, subject to the limitations and qualifications set forth therein and, to the extent that it sets forth specific legal conclusions under United States federal income tax law, except as otherwise provided therein, it represents our opinion.
          Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the purchase,

RDA Microelectronics
November 3, 2010

ownership, and disposition of the ADSs or Ordinary Shares. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP